Exhibit 99.4

HORIZON HEALTH CORPORATION

Unaudited Pro Forma Financial Statements

The following unaudited pro forma financial statements have been prepared to give effect to the February 1, 2006 acquisitions of Lighthouse Care Centers, LLC and Focus Healthcare, LLC, and the subsequent acquisition on April 1, 2006 of the Focus Delaware facility. These acquisitions were accounted for using the purchase method of accounting. The unaudited pro forma statements of operations and pro forma balance sheet give effect to (i) the acquisition, and (ii) the related financing associated with the acquisition. The unaudited pro forma balance sheet information as of February 28, 2006, has been prepared as if all of these transactions had occurred on this date. The effect of the February 1, 2006 acquisition is included in the Horizon historical balance sheet amount as of February 28, 2006. The unaudited pro forma statements of operations for the six months ended February 28, 2006, and for the fiscal year ended August 31, 2005, have been prepared as if such transactions had occurred on September 1, 2004. The adjustments are described in the accompanying notes.

Horizon Health Corporation acquired the behavioral health facilities of Lighthouse Care Centers, LLC and Focus Healthcare, LLC on February 1, 2006, in a cash transaction of approximately $88.1 million, which included a $2.0 million deposit for the Focus Delaware facility. On April 1, 2006, the Company acquired the Focus Delaware facility in a cash transaction of approximately $2.4 million, which was net of the $2.0 million deposit described above and a HUD loan of approximately $7.1 million that was assumed by the company in connection with the acquisition. Lighthouse Care Centers operated four behavioral health facilities located in Florida, Georgia and South Carolina. Focus Healthcare operated four behavioral health facilities located in Delaware, Florida, Georgia and Ohio. The facilities have a total licensed capacity of 512 beds. The acquisitions were financed under the Company’s existing credit facility.

Unaudited pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have actually been reported had the acquisition occurred at the beginning of the periods presented, nor is it necessarily indicative of future financial position or results of operations. The unaudited pro forma financial statements presented herein are based upon the respective historical consolidated financial statements of Horizon Health Corporation, Lighthouse Care Centers, LLC and Focus Healthcare, LLC and notes thereto. These unaudited pro forma financial statements do not include, nor do they assume, any benefits from cost savings or synergies of operations of the combined companies. Additionally, the unaudited pro forma income statements do not include restructuring charges expected to be incurred in connection with the acquisition.

The unaudited pro forma financial statements should be read in conjunction with the historical consolidated financial statements of Horizon Health Corporation, Lighthouse Care Centers, LLC and Focus Healthcare, LLC.

HORIZON HEALTH CORPORATION

Pro Forma Condensed Consolidated Balance Sheets (Unaudited)

As of February 28, 2006

(in thousands)

	Historical			Pro Forma
	Horizon	Lighthouse	Focus	Adjustments		Consolidated
CURRENT ASSETS:
Cash and cash equivalents	$3,425	$—	$31	$—		$3,456
Accounts receivable, net	41,759	—	2,571	—		44,330
Prepaid expenses and supplies	4,160	—	143	—		4,303
Other receivables	1,894	—	—	—		1,894
Other assets	3,919	—	284	—		4,203
Income taxes receivable	1,089	—	—	—		1,089
Deferred taxes	5,832	—	—	—		5,832

TOTAL CURRENT ASSETS	62,078	—				65,107

Property and equipment, net	97,457	—	2,884	3,700	(1)	104,041

Goodwill	98,633	—	—	852	(2)	99,485
Other indefinite life intangibles	42,220	—	—	379	(3)	42,599
Contracts, net	2,455	—	—	—		2,455
Other intangibles, net	70	—	—	—		70
Other non-current assets	1,719	—	142	(103	)(4)	1,754

TOTAL ASSETS	$304,632	$—	$6,055	$4,824		$315,511

CURRENT LIABILITIES:
Accounts payable	$5,322	$—	$487	$74	(5)	$5,883
Employee compensation & benefits	12,322	—	447	—		12,769
Medical claims payable	1,121	—	—	—		1,121
Accrued Expenses and unearned revenue	12,692	—	478	—		13,170

TOTAL CURRENT LIABILITIES	31,457	—	1,412	74		32,943

Other non-current liabilities	3,702	—	—	—		3,702
Long-term debt	111,000	—	11,796	(2,403	)(4),(5)	120,393
Deferred income taxes	4,649	—	—	—		4,649

TOTAL LIABILITIES	150,808	—	13,208	(2,329)		161,687

Minority interest	3,811	—	—	—		3,811

STOCKHOLDERS’ EQUITY:
Preferred stock	—	—	—	—		—
Common stock	150	—	—	—		150
Additional paid-in capital	86,196	—	—	—		86,196
Retained earnings	64,008	—	(7,153)	7,153	(6)	64,008
Treasury stock	(341)	—	—	—		(341)

TOTAL STOCKHOLDERS’ EQUITY	150,013	—	(7,153)	9,542		150,013

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$304,632	$—	$6,055	$4,824		$315,511

See accompanying notes to pro forma condensed consolidated financial statements.

HORIZON HEALTH CORPORATION

Pro Forma Condensed Consolidated Statements of Operations (Unaudited)

For the six months ended February 28, 2006

(in thousands)

	Historical			Pro Forma
	Horizon	Lighthouse	Focus	Adjustments		Consolidated
Revenue, net	$123,034	$6,567	$13,208	$—		$142,809

Cost of services	96,355	5,273	11,287	—		112,915
Selling, general and administrative	13,835	—	—	—		13,835
Provision for doubtful accounts	1,775	293	966	—		3,034
Depreciation and amortization	2,424	52	75	235	(7)	2,787

Operating income	8,645	949	880	(235)		10,238

Interest expense, net	(695)	(8)	(267)	(2,500	)(8)	(3,470)

Income before income taxes, minority interest and discontinued operations	7,950	941	613	(2,735)		6,768

Income tax provision	3,128	—	—	(465	)(9)	2,666

Minority interest, net	(54)	—	—	—		(54)

Income from continuing operations	$4,876	$941	$613	$(2,270)		$4,156

Income per share from continuing operations

Basic						$0.28

Diluted						$0.27

Weighted average shares outstanding
Basic						14,928

Diluted						15,420

See accompanying notes to pro forma condensed consolidated financial statements.

HORIZON HEALTH CORPORATION

Pro Forma Condensed Consolidated Statements of Operations (Unaudited)

For the year ended August 31, 2005

(in thousands)

	Historical			Pro Forma
	Horizon	Lighthouse	Focus	Adjustments		Consolidated
Revenue, net	$207,392	$15,835	$25,481	$—		$248,708

Cost of services	160,032	12,735	22,996	—		195,763
Selling, general and administrative	23,220	—	—	—		23,220
Provision for doubtful accounts	4,382	519	1,530	—		6,431
Impairment loss on building	1,015	—	—	—		1,015
Depreciation and amortization	3,387	65	153	617	(7)	4,223

Operating income	15,356	2,516	802	(617)		18,056

Interest expense, net	(1,298)	2	(622)	(5,909	)(8)	(7,827)

Income before income taxes, minority interest and discontinued operations	14,058	2,518	180	(6,526)		10,229

Income tax provision	5,332	—	—	(1,452	)(9)	3,883

Minority interest, net	(15)	—	—	—		(15)

Income from continuing operations	8,741	2,518	180	(5,074)		6,361

Income per share from continuing operations

Basic						$0.50

Diluted						$0.48

Weighted average shares outstanding

Basic						12,829

Diluted						13,306

See accompanying notes to pro forma condensed consolidated financial statements.

HORIZON HEALTH CORPORATION

Notes to Pro Forma Condensed Consolidated Financial Statements (Unaudited)

1.	PRELIMINARY PURCHASE PRICE ALLOCATION

Under the purchase method of accounting, the total purchase price of $88.1 million is allocated to the Lighthouse and Focus tangible and intangible assets and liabilities based on their estimated fair values as of the date of the completion of the acquisition on February 1, 2006. These amounts are included in the Horizon consolidated balance sheet as of February 28, 2006 for all of the facilities purchased except the Focus Delaware facility which closed on April 1, 2006 and are presented separately below. The purchase price allocation is preliminary as all costs related to the acquisition have not been settled. The preliminary purchase allocation is as follows:

Cash and cash equivalents	$6
Accounts receivable, net	4,337
Prepaid expenses and other	216
Property, plant and equipment, net	29,909
Goodwill	18,883
Trade name	1,709
Certificates of need	36,128
Accounts payable and accrued expenses	(3,110)

Total allocated purchase price	$88,078

Included in goodwill above is a $2.0 million deposit for the Focus Delaware facility.

Under the purchase method of accounting, the total purchase price for the Focus Delaware facility of $2.4 million is allocated to the tangible and intangible assets and liabilities based on their estimated fair values as of the date of the completion of the acquisition on April 1, 2006. The preliminary pro forma purchase price allocation assumes that the transaction occurred on the date of the unaudited pro forma consolidated balance sheet, February 28, 2006. The purchase allocation is preliminary as all costs related to the acquisition have not been settled. The preliminary pro forma purchase price allocation is as follows:

Cash and cash equivalents	$31
Accounts receivable, net	2,571
Prepaid expenses and other	427
Property, plant and equipment, net	6,584
Goodwill	2,852
Trade name	33
Certificates of need	346
Other non-current assets	109
Accounts payable and accrued expenses	(1,486)
HUD loan assumed	(7,039)
Deposit included in 2/1/06 purchase price	(2,000)

Total allocated purchase price	$2,428

HORIZON HEALTH CORPORATION

Notes to Pro Forma Condensed Consolidated Financial Statements (Unaudited)

Goodwill, trade names and certificates of need are not amortized. The Company evaluates these values assigned annually for impairment. Goodwill is not deductible for tax purposes.

2.	PRO FORMA ADJUSTMENTS

Pro forma condensed consolidated balance sheet adjustments (1) through (6) below assume that the acquisitions occurred as of February 28, 2006. Pro forma condensed consolidated statements of operations adjustments (7) through (9) below assume that the acquisitions occurred as of the beginning of the period presented. Certain amounts in the Lighthouse and Focus statements of operations have been reclassified to conform to the classifications used by Horizon.

(1)	To adjust property and equipment acquired to fair value.

(2)	To record acquired goodwill.

(3)	To record acquired identifiable intangible assets.

(4)	To eliminate intercompany balances.

(5)	To record the proceeds borrowed under Horizon’s existing credit facility of approximately $2.4 million, the assumption of an existing Focus Delaware loan of approximately $7.0 million, and the elimination of the existing Focus debt of approximately $4.8 million.

(6)	To eliminate the Focus Delaware retained deficit.

(7)	To adjust depreciation expense based upon the change in fair value of the property and equipment. Useful lives for property, plant and equipment range from 3 to 40 years.

(8)	To record interest expense using Horizon’s effective interest rate on the amounts borrowed under its credit facility and the interest rate on the assumed loan and eliminate the Lighthouse/Focus interest. The pro forma adjustment for the cash outlay of $88.1 million on February 1, 2006 includes 5 months of interest expense in the period ending February 28, 2006 and 12 months of interest expense for the period ending August 31, 2005. The pro forma adjustment for the cash outlay of $2.4 million on April 1, 2006 includes 6 months of interest expense in the period ending February 28, 2006 and 12 months of interest expense in the period ending August 31, 2005. The effective interest rate used was approximately 6.7%. Interest expense on the loan assumed by Horizon was calculated using an interest rate of 6.99% on the principal balance of approximately $7.0 million for both periods presented. If variable rates change by 0.125% on the total amount borrowed from Horizon’s existing credit facility of approximately $90.5 million, the annual impact would be approximately $113,000.

(9)	Record income tax expense associated with the pro forma adjustments reflected above using Horizon’s effective tax rate of 39.4% for 2006 and 37.9% for 2005. The pro forma tax effects from recording the tax provision for Lighthouse/Focus, because they were not tax paying entities, were approximately $611,000 and $1,023,000 for the periods ending February 28, 2006 and August 31, 2005, respectively. The pro forma tax effect from recording the interest and depreciation pro forma adjustments were approximately $(1,076,000) and $(1,452,000) for the periods ending February 28, 2006 and August 31, 2005, respectively.